               JOINT FILING INFORMATION

Reporting Person:	LOUIS M. BACON
Address:	1251 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10020

Designated Filer:	LOUIS M. BACON

Issuer and Symbol:	CHART ACQUISITION CORP. ("CACG")

Date of Event Requiring Statement:	11/10/2014

Signature:	/s/ James E. Kaye, Attorney-in-Fact James E. Kaye, Attorney-in-Fact

Reporting Person:	KENDALL FAMILY INVESTMENTS

Address:	1251 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10020

Designated Filer:	LOUIS M. BACON

Issuer and Symbol:	CHART ACQUISITION CORP. ("CACG")

Date of Event Requiring Statement:	11/10/2014

Signature:	/s/ James E. Kaye, Vice President James E. Kaye, Vice President